Exhibit 99.1
NYSE: ONB
OLD NATIONAL BANCORP ANNOUNCES COMMENCEMENT OF
UNDERWRITTEN PUBLIC OFFERING OF COMMON STOCK
Contacts:

Old National Bancorp:	Financial Community: Lynell J. Walton – (812) 464-1366
Media Relations: Kathy A. Schoettlin – (812) 465-7269
EVANSVILLE, IN — (September 21, 2009) Old National Bancorp (NYSE: ONB), the holding company for Old National Bank, today announced it has commenced an underwritten public offering of $150 million of its common stock, subject to adjustment.
The Company intends to use the net proceeds from the offering for general corporate purposes and to support ongoing and future anticipated growth, which may include opportunistic acquisitions of other financial institutions, possibly including acquisitions of assets and liabilities of failed or distressed financial institutions in FDIC-sponsored or assisted transactions.
Sandler O’Neill & Partners, L.P. is the sole book-running manager. Keefe, Bruyette & Woods, Inc. and SunTrust Robinson Humphrey, Inc. are co-managers.
The Company intends to grant the underwriters a 30-day option to purchase up to an additional 15 percent of the shares offered to cover over-allotments, if any. The shares will be issued pursuant to a prospectus supplement to the prospectus filed as a part of the Company’s effective shelf-registration statement on Form S-3 (File No. 333-151499).
This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. Offers may be made only by means of a prospectus and a related prospectus supplement. Copies of a prospectus and the related prospectus supplement with respect to this offering may be obtained from Sandler O’Neill & Partners, L.P., 919 Third Avenue, 6th Floor, New York, NY 10022, Attention: Syndicate Department 1.866.805.4128.
About Old National Bancorp
Old National Bancorp, with $8.0 billion in assets, is a financial holding company headquartered in Indiana. Old National Bank, its banking subsidiary, is focused on community banking in its primary footprint in Indiana, eastern and southeastern Illinois, and central and western Kentucky. Old National Bancorp also owns financial services companies that provide services to supplement its banking business, including fiduciary and wealth management services, insurance and other financial services.
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Forward-Looking Statement
This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National Bancorp’s financial condition, results of operations, asset and credit quality trends and profitability. Forward-looking statements can be identified by the use of the words “anticipate,” “believe,” “expect,” “intend,” “could” and “should,” and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties and there are a number of factors that could cause actual results to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to, market, economic, operational, liquidity, credit and interest rate risks associated with Old National Bancorp’s business, competition, government legislation and policies, ability of Old National Bancorp to execute its business plan, including acquisition plans, changes in the economy which could materially impact credit quality trends and the ability to generate loans and gather deposits, failure or circumvention of our internal controls, failure or disruption of our information systems, significant changes in accounting, tax or regulatory practices or requirements, new legal obligations or liabilities or unfavorable resolutions of litigations, other matters discussed in this press release and other factors identified in the Company’s Annual Report on Form 10-K and other periodic filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of this press release, and Old National Bancorp undertakes no obligation to release revisions to these forward-looking statements to reflect events or conditions after the date of this release.
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